CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Rory J. Cutaia, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the annual report on Form 10-K of nFüsz, Inc. for the fiscal year ended December 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of nFüsz, Inc.

April 2, 2018

/s/ Rory Cutaia
Rory J. Cutaia
President, Secretary, Chief Executive Officer, Director, and Principal Executive Officer